Exhibit 3.1

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

SIYATA PTT

(Adopted by Special Resolution passed on 15 January 2026)

Filed: 20-Jan-2026 15:31 EST
www.verify.gov.ky File#: 396061	Auth Code: F48163461971

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

SIYATA PTT

(adopted by Special Resolution passed on 15 January 2026)

1.	The name of the Company is Siyata PTT.

2.	The registered office of the Company shall be at the offices of CO Services Cayman Limited, PO Box 10008, Pavilion East, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of full capacity.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The share capital of the Company is US$50,000 divided into 400,000,000 Class A Shares of a par value of US$0.0001 each, 90,000,000 Class B Shares of a par value of US$0.0001 each and 10,000,000 preference shares of a par value of US$0.0001 each; provided always that, subject to the Companies Act and the Articles, the Company shall have the power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital, whether original, redeemed, increased or reduced, without or without preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

Filed: 20-Jan-2026 15:31 EST
www.verify.gov.ky File#: 396061	Auth Code: F48163461971

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SIYATA PTT

(adopted by Special Resolution passed on 15 January 2026)

Filed: 20-Jan-2026 15:31 EST
www.verify.gov.ky File#: 396061	Auth Code: F48163461971

TABLE OF CONTENTS

1.	PRELIMINARY	1
2.	Preliminary	8
3.	REGISTERED OFFICE AND OTHER OFFICES	8
4.	Shares	9
5.	Special Rights Attaching to Shares	10
6.	REGISTER OF MEMBERS	13
7.	CLOSURE OF THE REGISTER OF MEMBERS AND FIXING A RECORD DATE	14
8.	CERTIFICATED SHARES	14
9.	UNCERTIFICATED SHARES	15
10.	DEPOSITORY INTERESTS	17
11.	CALLS ON SHARES	18
12.	FORFEITURE OF SHARES	20
13.	TRANSFER OF SHARES	21
14.	TRANSMISSION OF SHARES	24
15.	REDEMPTION, PURCHASE AND SURRENDER OF SHARES	25
16.	FINANCIAL ASSISTANCE	26
17.	CLASS RIGHTS AND CLASS MEETINGS	26
18.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS	27
19.	LIEN ON SHARES	27
20.	UNTRACED MEMBERS	28
21.	ALTERATION OF SHARE CAPITAL	30
22.	GENERAL MEETINGS	31
23.	NOTICE OF GENERAL MEETINGS	32
24.	PROCEEDINGS AT GENERAL MEETINGS	33
25.	VOTES OF MEMBERS	35
26.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS	36
27.	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS	39
28.	ALTERNATE DIRECTORS	42
29.	POWERS OF DIRECTORS	43
30.	PROCEEDINGS OF DIRECTORS	44
31.	DELEGATION OF DIRECTORS’ POWERS	47
32.	DIRECTORS’ RENUMERATION, EXPENSES AND BENEFITS	48
33.	SEAL	49
34.	DIVIDENDS, DISTRIBUTIONS AND RESERVES	50
35.	SHARE PREMIUM ACCOUNT	55
36.	DISTRIBUTION PAYMENT RESTRICTIONS	56
37.	BOOKS OF ACCOUNT	56
38.	AUDIT	57
39.	NOTICES	57
40.	WINDING UP	59
41.	INDEMNITY AND INSURANCE	60
42.	REQUIRED DISCLOSURE	61
43.	FINANCIAL YEAR	61
44.	TRANSFER BY WAY OF CONTINUATION	61
45.	MERGERS AND CONSOLIDATIONS	61
46.	AMENDMENT OF MEMORANDUM AND ARTICLES	61
47.	TAX TRANSPARENCY REPORTING	62

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Filed: 20-Jan-2026 15:31 EST
www.verify.gov.ky File#: 396061	Auth Code: F48163461971

1.	PRELIMINARY

1.1	Table A not to apply

The regulations contained or incorporated in Table A in the First Schedule to the Companies Act shall not apply to the Company and these Articles shall apply in place thereof.

1.2	Definitions

“Articles”	means these amended and restated articles of association of the Company, as amended or substituted from time to time.

“Auditor”	means the person (if any) for the time being performing the duties of auditor of the Company.

“Beneficial Ownership”	means, with respect to a security, sole or shared voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to acquire (or an obligation to acquire) or dispose, or to direct the acquisition or disposal of, such security) and/or a long economic exposure, whether absolute or conditional, to changes in the price of such security, in each case, whether direct or indirect, and whether though any contract, arrangement, understanding, relationship, or otherwise and “beneficial owner” shall mean a person entitled to such Interest.

“Board”	means the board of Directors of the Company from time to time, appointed pursuant to the provisions of these Articles.

“certificated”	means, in relation to a Share, a Share which is recorded in the Register of Members as being held in certificated form.

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Shares”	means Class A Shares of US$0.0001 par value in the capital of the Company designated as such and having the rights and being subject to the limitations set out in these Articles;

“Class B Shares”	means Class B Shares of US$0.0001 par value in the capital of the Company designated as such and having the rights and being subject to the limitations set out in these Articles.

“Clear Days”	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

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“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or any Interests in Shares) are listed or quoted on an Exchange.

“Companies Act”	means the Companies Act (as revised) of the Cayman Islands, as amended or revised from time to time.

“Company”	means the above-named company.

“Depository”	means any person who is a Member by virtue of its holding Shares as trustee or otherwise on behalf of those who have elected to hold Shares in dematerialised form through a Depository Interest.

“Depository Interest”	means a dematerialised depository receipt representing the underlying Share in the capital of the Company to be issued by a Depository nominated by the Company.

“Directors”	means the directors for the time being of the Company or as the case may be, the Directors assembled as a board or as a committee thereof.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (as revised) of the Cayman Islands, as amended or revised from time to time.

“Exchange”	means the applicable securities exchange(s) for so long as any Shares or Interests in Shares are there listed or quoted and any other recognised securities exchange(s) on which any Shares or Interests in Shares are listed or quoted for trading from time to time.

“Exchange Rules”	means the listing rules of applicable Exchange(s) and any other relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing or quotation of any Shares (or any Interests in Shares) on an Exchange.

“Group”	means the group comprising the Company and its subsidiary (not including any parent of the Company).

“Group Undertaking”	means any undertaking in the Group, including the Company.

“Interest”	in securities or in a person means any form of Beneficial Ownership (including, for the avoidance of doubt, any derivative, contractual or economic right or contract for difference) of securities of such person.

Filed: 20-Jan-2026 15:31 EST
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“Listed Share”	means a Share that is listed or admitted to trading on an Exchange.

“Listed Share Register”	means the register of members which registers the holdings of Listed Shares.

“Non-Affiliated”	means any Person other than:

(a)	a Person that owns five percent (5%) or more of the voting or economic interests of the Company;

(b)	an employee, director, officer or equity or interest holders of a Person described in (a);

(c)	an immediate family member of any of the Persons described in (a) and (b); and

(d)	any officer or employee of the Company or its subsidiaries.

“Member”	means any person from time to time entered in the Register of Members as a holder of one or more Shares and includes the Subscriber pending its entry therein.

“Memorandum”	means the amended and restated memorandum of association of the Company, as amended or substituted from time to time.

“Ordinary Resolution”	means a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person, or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled by the Articles; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company, in one or more instruments, each signed by one or more Members, and the effective date of the resolution so adopted shall be the date on which the instrument, or last of the instruments (if more than one) is executed in accordance with these Articles.

“Ordinary Share”	means the Class A Shares and the Class B Shares, or any of them as the context permits;

Filed: 20-Jan-2026 15:31 EST
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“Permitted Transferee”	means:

(a)	any holder of Class B Shares immediately prior to 15 January 2026

(b)	a trust for the benefit of one or more such Permitted Transferees or Persons other than a Permitted Transferee so long as one or more such Permitted Transferees have sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such trust;

(c)	an Individual Retirement Account, as defined in Section 408(a) of the United States Internal Revenue Code of 1986, as amended, or a pension, profit sharing, stock bonus or other type of plan or trust of which one or more such Permitted Transferees is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the United States Internal Revenue Code of 1986, as amended; provided that in each case one or more Permitted Transferees have sole dispositive power and exclusive Voting Control with respect to the Class B Shares held in such account, plan or trust;

(d)	a corporation, company, partnership, limited partnership, limited liability partnership, limited liability company or other entity in which one or more such Permitted Transferees directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests, limited partnership interests, limited liability company interests or other interests, respectively, with sufficient Voting Control in such entity, or otherwise have legally enforceable rights, such that one or more Permitted Transferees retain sole dispositive power and exclusive Voting Control with respect to the Class B Shares held by such entity.

“Register of Members”	means the Listed Share Register, the Unlisted Share Register and any branch register(s) in each case as the context requires.

“Registered Office”	means the registered office for the time being of the Company in the Cayman Islands.

“Relevant System”	means any computer-based system and procedures permitted by the Exchange Rules, which enable title to Interests in a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters.

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“Seal”	means the common seal of the Company (if any) and includes every duplicate seal.

“Secretary”	means any person or persons appointed by the Directors to perform any of the duties of the secretary of the Company.

“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation or other third party right or interest (whether legal or equitable) of whatsoever nature granted in writing by a Member over any Shares held by it.

“Share”	means a share in the capital of the Company and includes a fraction of a Share.

“Special Resolution”	means a special resolution passed in accordance with the Companies Act, being a resolution:

(a)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company, in one or more instruments, each signed by one or more Members, and the effective date of the resolution so adopted shall be the date on which the instrument, or last of the instruments (if more than one) is executed in accordance with these Articles.

“Subscriber”	means the subscriber to the Memorandum.

“Subscriber Share”	means any Share which the Subscriber has agreed to take pursuant to the Memorandum.

“subsidiary”	a company or undertaking is a subsidiary of a parent if the parent (i) holds a majority of the voting rights in it, or (ii) is a member of it and has the right to appoint or remove a majority of its board of directors, or (iii) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it.

Filed: 20-Jan-2026 15:31 EST
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“Transfer”	with respect to Class B Shares, means any sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of such Share or any legal or beneficial interest in such Class B Shares, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation:

(a)	a transfer of a Class B Share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership); or

(b)	the transfer of, or entering into a binding agreement with respect to, Voting Control over a Class B Share by proxy or otherwise, other than with respect to a Permitted Transferee.

Notwithstanding the foregoing, a “Transfer” shall not include (i) a grant of proxy to Directors or officers of the Company at the request of the Directos in connection with actions to be taken at a general, special or extraordinary general meeting, (ii) the grant of Class B Shares by a holder of Class B Shares that creates a mere Security Interest in such Shares pursuant to a bona fide loan or indebtedness transaction so long as the holder of such Class B Shares continues to exercise Voting Control over such Shares, or (iii) the fact that, at any time, the spouse of any holder of Class B Shares possesses or obtains an interest in such holder’s Class B Shares arising solely by reason of the application of the community property laws of any jurisdiction.

“Treasury Shares”	means Shares held in treasury pursuant to the Companies Act and these Articles.

“uncertificated”	means, in relation to a Share, a Share to which title is recorded in the Register of Members as being in uncertificated form and title to which may be transferred by means of a Relevant System.

“Uncertificated Proxy Instruction”	means a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned).

Filed: 20-Jan-2026 15:31 EST
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“Unlisted Share Register”	means the register of members that registers the holdings of Unlisted Shares and which, for the purposes of the Companies Act, constitutes the Company’s “principal register”.

“Unlisted Shares”	means a Share that is not listed or admitted to trading on an Exchange.

“US$”	means the lawful currency of the United States of America.

“Voting Control”	means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Class B Share or other relevant security by proxy, voting agreement or otherwise (it being understood that a voting commitment without a grant of irrevocable proxy to vote on specified matters will not constitute a Transfer of “exclusive power” to vote or direct the voting of such Class B Shares.

“Weighted Voting Provision”	means any provision pursuant to which the voting power that any Member is entitled to exercise with respect to any Shares registered in the name of the Member is increased or decreased, as the case may be.

1.3	Interpretation

Unless the contrary intention appears, in these Articles:

1.3.1	singular words include the plural and vice versa;

1.3.2	a word of any gender includes the corresponding words of any other gender;

1.3.3	references to “persons” include natural persons, corporations, companies, partnerships, limited partnerships, limited liability partnerships, limited liability companies, foundations, firms, joint ventures, associations or other bodies of persons (whether or not incorporated);

1.3.4	a reference to a person includes that person’s successors and legal personal representatives;

1.3.5	“writing” and “written” includes any method of representing or reproducing words in a visible form, including in the form of an Electronic Record;

1.3.6	a reference to “shall” shall be construed as imperative and a reference to “may” shall be construed as permissive;

1.3.7	in relation to determinations to be made by the Directors and all powers, authorities and discretions exercisable by the Directors under these Articles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in a particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law;

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1.3.8	any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may, from time to time, delegate their powers;

1.3.9	the term “and/or” is used in these Articles to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. “Or” shall not be interpreted to be exclusive, and “and” shall not be interpreted to require the conjunctive, in each case unless the context requires otherwise;

1.3.10	any phrase introduced by the terms “including”, “includes”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

1.3.11	headings are inserted for reference only and shall not affect construction;

1.3.12	a reference to a law includes regulations and instruments made under that law;

1.3.13	a reference to a law or a provision of law includes amendments, re-enactments, consolidations or replacements of that law or the provision;

1.3.14	“fully paid” and “paid up” means paid up as to the par value and any premium payable in respect of the issue or re-designation of any Shares and includes credited as fully paid;

1.3.15	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

1.3.16	sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded.

2.	PRELIMINARY

2.1	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in connection with the formation and operation of the Company, including the expenses of registration and any expenses relating to the offer of, subscription for, or issuance of Shares.

2.2	Expenses may be amortised over such period as the Directors may determine.

2.3	The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

3.	REGISTERED OFFICE AND OTHER OFFICES

3.1	Subject to the provisions of the Companies Act, the Company may by resolution of the Directors change the location of its Registered Office.

3.2	The Directors, in addition to the Registered Office, may in their discretion establish and maintain such other offices, places of business and agencies whether within or outside of the Cayman Islands.

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4.	SHARES

4.1	Power of Directors to issue Shares

4.1.1	The issue of Shares is under the control of the Directors who may:

(a)	offer, issue, allot or otherwise dispose of them to such persons, in such manner, on such terms and having such rights and being subject to such restrictions, as they may from time to time determine; and

(b)	grant options over such Shares and issue warrants, convertible securities or similar instruments with respect thereto,

subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable), any resolution that may be passed by the Company in general meeting and any rights attached to any Shares or Class of Shares.

4.1.2	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, return of capital and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors.

4.1.3	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

4.1.4	The Directors may reserve an appropriate number of Shares for the time being unissued.

4.2	Power of Subscriber to issue and transfer or repurchase Subscriber Shares

Notwithstanding the preceding Article, the Subscriber shall have the power to:

4.2.1	issue any Subscriber Share to itself at par following the incorporation of the Company;

4.2.2	transfer such Subscriber Share to any person by execution of a share transfer instrument or provide for the repurchase at par value of such Subscriber Share upon the first issue of additional Shares by the Company; and

4.2.3	update the Register of Members in respect of the issue and transfer or repurchase of the Subscriber Share.

4.3	Payment of commission or brokerage

Subject to the provisions of the Companies Act, the Company may pay a commission or brokerage in connection with the subscription for or issue of any Shares. The Company may pay the commission or brokerage in cash or by issuing fully or partly paid Shares or by a combination of both.

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4.4	No Shares to bearer

The Company shall not issue Shares to bearer.

4.5	Fractional Shares

The Directors may issue fractions of a Share of any Class, and, if so issued, a fraction of a Share (calculated to such decimal points as the Directors may determine) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole Share of the same Class.

4.6	Treasury Shares

4.6.1	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Companies Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles, the Companies Act and the Exchange Rules are otherwise complied with.

4.6.2	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

4.6.3	The Company shall be entered in the Register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any general meeting of the Company and shall not be counted in determining the total number of issued Shares at any given time, whether for the purposes of these Articles or the Companies Act.

4.6.4	Nothing in paragraph 4.6.3 above prevents an allotment of Shares as fully paid up bonus Shares in respect of a Treasury Share and Shares allotted as fully paid up bonus Shares in respect of a Treasury Share shall be treated as Treasury Shares.

4.6.5	Treasury Shares may be disposed of by the Company in accordance with the Companies Act and otherwise on such terms and conditions as the Directors determine.

5.	SPECIAL RIGHTS ATTACHING TO SHARES

5.1	Participation

5.1.1	the Class A Shares shall confer upon the Members rights in a winding-up or repayment of capital and the right to participate in the profits or assets of the Company, in each case on a basis pari passu with the Class B Shares, in accordance with these Articles; and

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5.1.2	the Class B Shares shall confer upon the Members rights in a winding-up or repayment of capital and the right to participate in the profits or assets of the Company, in each case on a basis pari passu with the Class A Shares, in accordance with these Articles.

5.2	Voting rights

5.2.1	The Class A Shares shall confer upon such Members the right to receive notice of and to attend and to vote at any general meeting of the Company, and at any such meeting, subject to any Weighted Voting Provision, the holders of Class A Shares shall have one vote per Class A Share.

5.2.2	The Class B Shares shall confer upon such Members the right to receive notice of and to attend and to vote at any general meeting of the Company, and at any such meeting, subject to any Weighted Voting Provision, the holders of Class B Shares shall have five votes per Class B Share.

5.3	Weighted voting provision

At any time that, and for so long as, the holders of Class B Shares continue to hold in the aggregate at least ten percent (10%) of the issued and outstanding Ordinary Shares in the capital of the Company, at any general meeting of the Company convened to consider any Special Resolution of the Company, the voting power permitted to be exercised by the holders of Class B Shares shall be further weighted in respect of such Special Resolution such that, if the voting power permitted to be exercised by the holders of Class B Shares pursuant to Article 5.2 above would, in aggregate, constitute less than sixty seven percent (67%) of the voting power of all Members entitled to receive notice of, attend and vote at a general meeting of the Company, then the Class B Shares shall be entitled to exercise, in the aggregate, sixty seven percent (67%) of the voting power of all Members entitled to receive notice of, attend and vote at any such general meeting of the Company.

5.4	Conversion rights

The holders of the Class B Shares have conversion rights as follows:

5.4.1	Right to Convert Class B Shares

(a)	Unless converted earlier pursuant to Article 5.4.2 below, each Class B Share shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and non-assessable Class A Shares at the then applicable Conversion Rate (defined below). The ratio at which Class A Shares shall be issuable upon conversion of the Class B Shares (the “Conversion Rate”) shall initially be 1:1. The Conversion Rate shall be subject to adjustment as provided in Article 5.5.

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5.4.2	Automatic Conversion

Each Class B Share shall automatically be converted into a Class A Share at the then applicable Conversion Rate upon the date upon which (as applicable):

(a)	with respect to a Transfer of such Class B Share by a Permitted Transferee, upon the Transfer of such Class B Share to a Person who is not a Permitted Transferee; or

(b)	in respect of all Class B Shares, upon the aggregate number of issued and outstanding Class B Shares ceasing to represent in the aggregate at least ten percent (10%) of the issued and outstanding Ordinary Shares in the capital of the Company.

5.4.3	Mechanics of Conversion

(a)	In the event that a holder of Class B Shares shall effect an optional conversion pursuant to Article 5.4.1:

(i)	the Company’s Register shall be updated to reflect such conversion; and

(ii)	such conversion shall be deemed to have been made immediately prior to the close of business on the date upon which such election is expressed to be effective, and the Person or Persons entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Shares on such date.

(b)	In the event of an automatic conversion pursuant to Article 4.5.2:

(i)	all holders of Class B Shares will be given so much prior notice as shall be practicable of the occurrence of an event causing the automatic conversion of all such Class B Shares pursuant to this Article 5; and

(ii)	such conversion shall be deemed to have been made immediately prior to the close of business on the date upon which such conversion is effective, and the Person or Persons entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Shares on such date.

(c)	On the date fixed for conversion, the Register shall be updated to show that the converted Class B Shares have been redeemed or repurchased and all rights with respect to the Class B Shares so converted will terminate, with the exception of the rights of the holders thereof to receive Class A Shares. Any certificates issued in respect of any Class B Shares so converted shall be cancelled and of no further effect.

(d)	The Directors may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Class B Shares and applying the proceeds thereof towards payment for the new Class A Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of amounts standing to the credit of the Company’s share premium account or out of its capital.

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5.5	Reservation of Shares Issuable Upon Conversion

The Company shall at all times keep available out of its authorized but unissued Class A Shares solely for the purpose of effecting the conversion of the Class B Shares such number of its Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares, and if at any time the number of authorized but unissued Class A Shares shall not be sufficient to effect the conversion of all then outstanding Class B Shares, in addition to such other remedies as shall be available to the holder of such Class B Shares, the Company and its Shareholders will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Shares to such number of shares as shall be sufficient for such purposes.

5.6	Adjustments to Conversion Price

The Conversion Ratio shall be subject to adjustment for any (i) subdivision or concentration of the number of Class A Shares (whether by share dividend, consolidation and subdivision of shares or otherwise) into a greater or lesser number of Class A Shares, or (ii) any other capital reorganization, re-designation, conversion, reclassification or otherwise affecting the number or composition of the Class A Shares, in each case where the Class B Shares (as applicable) have not been proportionately affected thereby.

6.	REGISTER OF MEMBERS

6.1	Duty to establish and maintain a Register of Members

6.1.1	The Directors shall cause the Company to keep at its Registered Office, or at any other place within or outside the Cayman Islands they think fit, the Register of Members (which, for the avoidance of doubt, comprises the Listed Share Register, the Unlisted Share Register and any branch register(s) maintained from time to time) in which shall be entered:

(a)	the particulars of the Members;

(b)	the particulars of the Shares issued to each of them; and

(c)	other particulars required under the Companies Act and the Exchange Rules (as appropriate).

6.1.2	If the recording complies with the Companies Act, the Exchange Rules and any other applicable law, the Listed Share Register may be kept by recording the particulars required under the Companies Act in a form otherwise than in a physically written form. However, to the extent the Listed Share Register is kept in a form otherwise than in a physically written form, it must be capable of being reproduced in a legible form.

6.2	Power to establish and maintain branch registers

6.2.1	Subject to the Exchange Rules, the rules and regulations of the Relevant System and any other applicable laws, if the Directors consider it necessary or desirable, whether for administrative purposes or otherwise, they may cause the Company to establish and maintain a branch register or registers of members of such category or categories and at such location or locations within or outside the Cayman Islands as they think fit.

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6.2.2	The Company shall cause to be kept at the place where the Unlisted Share Register is kept, a duplicate of any branch register duly entered up from time to time. Subject to this Article, with respect to a duplicate of any branch register:

(a)	the Unlisted Shares registered in the branch register shall be distinguished from those registered in the Unlisted Share Register; and

(b)	no transaction with respect to any Unlisted Shares registered in a branch register shall, during the continuance of that registration, be registered in any other register.

6.2.3	The Company may discontinue keeping any branch register and thereupon all entries in such branch register shall be transferred to another branch register kept by the Company or to the Unlisted Share Register.

7.	CLOSURE OF THE REGISTER OF MEMBERS AND FIXING A RECORD DATE

7.1	Power of Directors to close the Register of Members

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment of a meeting, or Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed 30 days.

7.2	Power of Directors to fix a record date

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrear a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other purpose.

7.3	Circumstances where Register of Members is not closed and no fixed record date

If the Register of Members is not closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment of that meeting.

8.	CERTIFICATED SHARES

8.1	Right to certificates

Subject to the Companies Act, the requirements of (to the extent applicable) the Exchange Rules and/or the Exchange, and these Articles, every person, upon becoming the holder of a certificated Share is entitled, without charge, to one certificate for all the certificated Shares of a Class in his name, or in the case of certificated Shares of more than one Class being registered in his name, to a separate certificate for each Class of Shares, unless the terms of issue of the Shares provide otherwise.

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8.2	Form of share certificates

Share certificates, if any, shall be in such form as the Directors may determine and shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise share certificates to be issued with the authorised signature(s) affixed by mechanical process. All share certificates shall be consecutively numbered or otherwise identified and shall specify the number and Class of Shares to which they relate and the amount paid up thereon or the fact that they are fully paid, as the case may be. All share certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate evidencing a like number of relevant Shares shall have been surrendered and cancelled. Where only some of the certificated Shares evidenced by a share certificate are transferred, the old certificate shall be surrendered and cancelled and a new certificate for the balance of the certificated Shares shall be issued in lieu without charge.

8.3	Certificates for jointly-held Shares

If the Company issues a share certificate in respect of certificated Shares held jointly by more than one person, delivery of a single share certificate to one joint holder shall be a sufficient delivery to all of them.

8.4	Replacement of share certificates

If a share certificate is defaced, worn-out or alleged to have been lost, stolen or destroyed, a new share certificate shall be issued on the payment of such expenses reasonably incurred by the Company and the person requiring the new share certificate shall first surrender the defaced or worn-out share certificate or give such evidence of the loss, theft or destruction of the share certificate and such indemnity to the Company as the Directors may require.

9.	UNCERTIFICATED SHARES

9.1	Uncertificated Shares held by means of a Relevant System

The Directors may permit Shares to be held in uncertificated form and shall have power to implement such arrangements as they may, in their absolute discretion, think fit in order for any Class of Shares to be transferred by means of a Relevant System of holding and transferring Shares (subject always to any applicable law and the requirements of the Relevant System concerned).

(For the purpose of this Article 9, the expression “Shares”, where the context permits, also includes Interests in such Shares).

9.2	Disapplication of inconsistent Articles

Where the arrangements described in this Article 9 are implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

9.2.1	the holding of Shares of that Class in uncertificated form; and

9.2.2	the facilities and requirements of the Relevant System.

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9.3	Arrangements for uncertificated Shares

9.3.1	Notwithstanding anything contained in these Articles (but subject always to the Companies Act, any other applicable laws and regulations and the facilities and requirements of any Relevant System):

(a)	unless the Directors otherwise determine, Shares held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(b)	conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such a manner as the Directors may in their absolute discretion think fit and in accordance with applicable regulations;

(c)	Shares may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in such manner as the Directors may in their absolute discretion, think fit;

(d)	Article 13.2 shall not apply in respect of Shares recorded on the Register of Members as being held in uncertificated form to the extent that Article 13.2 requires or contemplates the effecting of a transfer by an instrument in writing and the production of a certificate for the Share to be transferred;

(e)	a Class of Share shall not be treated as two Classes by virtue only of that Class comprising both certificated and uncertificated Shares or as a result of any provision of these Articles or any other applicable law or regulation which applies only in respect of certificated and uncertificated Shares;

(f)	where the Company is entitled under applicable law or these Articles to sell, transfer or otherwise dispose of, redeem, repurchase, re-allot, accept the surrender of, forfeit or enforce a lien over, a Share in the Company, the Directors shall, subject to such applicable laws, these Articles and the facilities and requirements of the Relevant System be entitled (without limitation):

(i)	to require the holder of that Share by notice to convert that Share into certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company;

(ii)	to require the operator of the Relevant System to convert that Share into certificated form;

(iii)	to require the holder of that Share by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice;

(iv)	to require the holder of that Share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice;

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(v)	to take any other action that the Directors consider necessary or expedient to achieve the sale, transfer, disposal, re-allotment, forfeiture or surrender of that Share or otherwise to enforce a lien in respect of that Share;

(vi)	to require the deletion of any entries in the Relevant System reflecting the holding of such Share in uncertificated form; and

(vii)	to require the operator of the Relevant System to alter the entries in the Relevant System so as to divest the holder of the relevant Share of the power to transfer such Share other than to a person selected or approved by the Directors for the purposes of such transfer.

9.3.2	Article 8 shall not apply so as to require the Company to issue a certificate to any person holding Shares in uncertificated form.

10.	DEPOSITORY INTERESTS

10.1	Depository Interests held by means of a Relevant System

The Directors may permit Shares of any Class to be represented by Depository Interests and to be transferred or otherwise dealt with by means of a Relevant System and may revoke any such permission.

10.2	Disapplication of inconsistent Articles

Where the arrangements described in this Article 10 are implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

10.2.1	the holding of Depository Interests; and

10.2.2	the facilities and requirements of the Relevant System.

10.3	Arrangements for Depository Interests

10.3.1	The Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the evidencing, issue and transfer of Depository Interests and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 10 and the Exchange Rules and the facilities and requirements of the Relevant System.

10.3.2	The Company may use the Relevant System in which any Depository Interests are held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Companies Act, the Exchange Rules or these Articles or otherwise in effecting any actions.

10.3.3	For the purpose of effecting any action by the Company, the Directors may determine that Depository Interests held by a person shall be treated as a separate holding from certificated Shares held by that person.

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10.4	Not separate Class

Shares in a particular Class shall not form a separate Class of Shares from other Shares in that Class because they are dealt with as Depository Interests.

10.5	Power of sale

Where the Company is entitled under applicable law or these Articles to sell, transfer or otherwise dispose of, redeem, repurchase, re-allot, accept the surrender of, forfeit or enforce a lien over, any Share represented by a Depository Interest, the Directors shall, subject to such applicable laws, these Articles and the facilities and requirements of the Relevant System be entitled (without limitation):

10.5.1	to require the holder of that Depository Interest by notice to convert that Share represented by the Depository Interest into certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company;

10.5.2	to require the holder of that Depository Interest by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice;

10.5.3	to require the holder of that Depository Interest by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice; and

10.5.4	to take any other action that the Directors consider necessary or expedient to achieve the sale, transfer, disposal, re-allotment, forfeiture or surrender of that Share or otherwise to enforce a lien in respect of that Share.

11.	CALLS ON SHARES

11.1	Calls, how made

11.1.1	Subject to the terms on which Shares are allotted, the Directors may make calls on the Members (and any persons entitled by transmission) in respect of any amounts unpaid on their Shares (whether in respect of nominal value or premium or otherwise) and not payable on a date fixed by or in accordance with the allotment terms. Each such Member or other person shall pay to the Company the amount called, subject to receiving at least 14 Clear Days’ notice specifying when and where the payment is to be made, as required by such notice.

11.1.2	A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Directors authorising it is passed. A call may, before the Company’s receipt of any amount due under it, be revoked or postponed in whole or in part as the Directors may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

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11.2	Liability of joint holders

The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

11.3	lnterest

lf the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the Share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding eight percent (8%) per annum (compounded on a six monthly basis), as the Directors shall determine. The Directors may waive payment of such costs, charges, expenses or interest in whole or in part.

11.4	Differentiation

Subject to the allotment terms, the Directors may make arrangements on or before the issue of Shares to differentiate between the holders of Shares in the amounts and times of payment of calls on their Shares.

11.5	Payment in advance of calls

11.5.1	The Directors may receive from any Member (or any person entitled by transmission) all or any part of the amount uncalled and unpaid on the Shares held by him (or to which he is entitled). The liability of each such Member or other person on the Shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding eight percent (8%) per annum (compounded on a six monthly basis) as the Directors may decide.

11.5.2	No sum paid up on a Share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

11.6	Restrictions if calls unpaid

Unless the Directors decide otherwise, no Member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a Member until he has paid all calls due and payable on every Share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

11.7	Sums due on allotment treated as calls

Any sum payable in respect of a Share on allotment or at any fixed date, whether in respect of the nominal value of the Share or by way of premium or otherwise or as an instalment of a call, shall be deemed to be a call. lf such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

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12.	FORFEITURE OF SHARES

12.1	Forfeiture after notice of unpaid call

12.1.1	lf a call or an instalment of a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited. lf the notice is not complied with, any Shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. The forfeiture will include all dividends and other amounts payable in respect of the forfeited Shares which have not been paid before the forfeiture.

12.1.2	The Directors may accept the surrender of a Share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a Share also apply to the surrender of a Share.

12.2	Notice after forfeiture

When a Share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the Share or the person entitled by transmission to the Share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. Notwithstanding the above, no forfeiture will be invalidated by any omission to give such notice or make such entry.

12.3	Consequences of forfeiture

12.3.1	A Share shall, on its forfeiture, become the property of the Company.

12.3.2	All interest in and all claims and demands against the Company in respect of a Share and all other rights and liabilities incidental to the Share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

12.3.3	The holder of a Share (or the person entitled to it by transmission) which is forfeited shall:

(a)	on its forfeiture cease to be a Member (or a person entitled) in respect of it;

(b)	if a certificated Share, surrender to the Company for cancellation the share certificate for the Share;

(c)	remain liable to pay to the Company all monies payable in respect of the Share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the Share had not been forfeited; and

(d)	remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the Share at the time of forfeiture without any deduction or allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal.

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12.4	Disposal of forfeited Share

12.4.1	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Directors may decide. Where for the purpose of its disposal a forfeited Share is to be transferred to any transferee, the Directors may:

(a)	in the case of certificated Shares, authorise a person to execute an instrument of transfer of Shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct;

(b)	in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3.1 (f) to effect a transfer of the Shares; and

(c)	if the Share is represented by a Depository Interest, exercise any of the Company’s powers under Article 10.5 to effect the sale of the Share to, or in accordance with the directions of, the buyer.

12.4.2	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at Article 12.4.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the Shares to which it relates.

12.5	Proof of forfeiture

A statutory declaration by a Director or any other officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the Share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the Share. The person to whom the Share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the Share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

13.	TRANSFER OF SHARES

13.1	Form of Transfer

Subject to these Articles, a Member may transfer all or any of his Shares:

13.1.1	in the case of certificated Shares, by an instrument of transfer in writing in any usual form or in another form approved by the Directors or prescribed by the Exchange, which must be executed by or on behalf of the transferor and (in the case of a transfer of a Share which is not fully paid) by or on behalf of the transferee; or

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13.1.2	in the case of uncertificated Shares, without a written instrument in accordance with the rules or regulations of any Relevant System in which the Shares are held;

provided always that notwithstanding anything to the contrary in these Articles, the Directors may not decline to register any transfer of any Shares subject to a Security Interest, following the enforcement of a Security Interest in accordance with the terms thereof and upon the delivery of a valid form of transfer in respect of such Shares executed by the person entitled to the benefit of the Security Interest (or its assignee or its delegate) or by the holder of such Shares at the direction of such person (or its assignee or delegate).

13.2	Registration of a certificated Share transfer

13.2.1	Subject to these Articles, the Directors may, in their absolute discretion and without giving a reason, refuse to register the transfer of a certificated Share unless it is:

(a)	in respect of a Share which is fully paid;

(b)	in respect of a Share on which the Company has no lien;

(c)	in respect of only one Class of Shares;

(d)	in favour of a single transferee or not more than four joint transferees;

(e)	duly stamped (if required); and

(f)	delivered for registration to the Registered Office or such other place as the Directors may decide, accompanied by the certificate for the Shares to which it relates and any other evidence as the Directors may reasonably require to prove the title to such Share of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of such person to do so, provided that the Directors shall not refuse to register any transfer of any certificated Shares listed on the Exchange on the ground that they are partly paid in circumstances where such refusal would prevent dealings in such Shares from taking place on an open and proper basis.

13.2.2	lf the Directors refuse to register a transfer pursuant to this Article, they shall, within two (2) months after the date on which the transfer was delivered to the Company, send notice of the refusal to the transferee. An instrument of transfer which the Directors refuse to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

13.3	Registration of an uncertificated Share transfer

13.3.1	The Directors shall register a transfer of title to any uncertificated Share which is held in uncertificated form in accordance with the rules or regulations of any Relevant System in which the Shares are held, except that the Directors may refuse (subject to any relevant requirements of (to the extent applicable) the Exchange Rules and/or the Exchange) to register any such transfer which is in favour of more than four persons jointly or in any other circumstance permitted by the rules or regulations of any Relevant System in which the Shares are held.

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13.3.2	lf the Directors refuse to register any such transfer the Company shall, within two months after the date on which the instruction relating to such transfer was received by the Company, send notice of the refusal to the transferee.

13.4	Transfers of Depository Interests

13.4.1	The Company shall register the transfer of any Shares represented by Depository Interests in accordance with the rules or regulations of the Relevant System and any other applicable laws and regulations.

13.4.2	Where permitted by the rules or regulations of the Relevant System and any other applicable laws and regulations, the Directors may, in their absolute discretion and without giving any reason for their decision, refuse to register any transfer of any Share represented by a Depository Interest.

13.5	No fee on registration

No fee shall be charged for the registration of a transfer of a Share or other document relating to or affecting the title to any Share.

13.6	Renunciations of Shares

Nothing in these Articles shall preclude the Directors from recognising the renunciation of any Share by the allottee thereof in favour of some other person.

13.7	Enforceability of and interpretation/administration of this Article

13.7.1	If any provision of this Article 13 or any part of such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then:

(a)	the invalidity of unenforceability of such provision shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and

(b)	the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of these Articles.

13.7.2	The Directors shall have the exclusive power and authority to administer and interpret the provisions of this Article 13 and to exercise all rights and powers specifically granted the Directors and the Company or as may be necessary or advisable in the administration of this Article 13. All such actions, calculations, determinations and interpretations which are done or made by the Directors in good faith shall be final, conclusive, and binding on the Company and the beneficial and registered owners of the Shares and shall not subject the Directors to any liability.

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13.8	No transfers to an infant etc

No transfer shall be made to an infant or to a person of whom an order has been made by competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

13.9	Effect of registration

The transferor shall be deemed to remain the holder of the Share transferred until the name of the transferee is entered in the Register of Members in respect of that Share.

14.	TRANSMISSION OF SHARES

14.1	Transmission of Shares

If a Member dies, becomes bankrupt, commences liquidation or is dissolved, the only person that the Company will recognise as having any title to, or interest in, that Member’s Share (other than the Member) are:

14.1.1	if the deceased Member was a joint holder, the survivor;

14.1.2	if the deceased Member was a sole or the only surviving holder, the personal representative of that Member; or

14.1.3	any trustee in bankruptcy or other person succeeding to the Member’s interest by operation of law,

but nothing in these Articles releases the estate of a deceased Member, or any other successor by operation of law, from any liability in respect of any Share held by that Member solely or jointly.

14.2	Election by persons entitled on transmission

14.2.1	Any person becoming entitled to a Share as a result of the death, bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become registered as the holder of the Share or nominate another person to be registered as the holder of that Share.

14.2.2	If he elects to be registered as the holder of the Share himself, he shall give written notice to the Company to that effect. If he elects to have some other person registered as the holder of the Share, he shall:

(a)	in the case of a certificated Share, execute an instrument of transfer of such Share to such person;

(b)	in the case of an uncertificated Share, either:

(i)	procure that all the appropriate instructions are given by means of the Relevant System to effect the transfer of such Share to such person; or

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(ii)	change the uncertificated Share to certified form and then execute a transfer of such Share to such person; and

(c)	in the case of a Share represented by a Depository Interest, take any action the Directors may require (including, without limitation, the execution of any document and the giving of any instruction by means of the Relevant System) to effect the transfer of the Share to that person.

14.3	Rights of persons entitled by transmission

A person becoming entitled to a Share by reason of the death, bankruptcy, liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other rights to which he would be entitled if he were the registered holder of the Share. However, the person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to attend or vote at any meeting of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him registered as the holder (and the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be). If the notice is not complied with within 90 days the Directors may withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

15.	REDEMPTION, PURCHASE AND SURRENDER OF SHARES

15.1.1	Subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable) and any rights conferred on the holders of any Shares or attaching to any Class of Shares, the Company may:

(a)	issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may determine; provided that, without the approval of the majority of the Non-Affiliated Directors of the Board, the Company shall not effectuate any redemption of Shares other than (i) pro rata to the number of Shares, (ii) in respect of Class A Shares only on a pro rata basis, (iii) in the ordinary course of business in connection with the repurchase of Shares from employees or service providers of the Company or its affiliates following termination of such employees or service providers, or (iv) in accordance with Article 5;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Member; provided that, without the approval of the majority of the Non-Affiliated Directors of the Board, the Company shall not effectuate any repurchase of Shares other than (i) pro rata to the number of Shares, (ii) in respect of Class A Shares only on a pro rata basis, (iii) in the ordinary course of business in connection with the repurchase of Shares from employees or service providers of the Company or its affiliates following termination of such employees or service providers, or (iv) in accordance with Article 5;

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(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

15.1.2	Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

15.1.3	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

15.1.4	The Directors may when making payments in respect of the redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

15.1.5	The Directors may hold any repurchased, redeemed or surrendered Shares as Treasury Shares in accordance with the provisions of the Companies Act and these Articles.

16.	FINANCIAL ASSISTANCE

Any financial assistance given by the Company in connection with a purchase made or to be made by any person of any Shares or Interests in Shares in the Company shall only be made in accordance with the Companies Act, applicable law and the Exchange Rules (where applicable).

17.	CLASS RIGHTS AND CLASS MEETINGS

17.1	Variation of class rights

Subject to the Companies Act, if at any time the share capital of the Company is divided into different Classes of Shares, all or any of the rights attached to any Class of Shares may be varied in such manner as those rights may provide or, if no such provision is made, either:

17.1.1	with the consent in writing of holders of not less than two-thirds of the issued Shares of that Class; or

17.1.2	with the sanction of a resolution passed at a separate meeting of the holders of the Shares of that Class by a two-thirds majority of the holders of the Shares of that Class present and voting at such meeting (whether in person or by proxy).

17.2	Treatment of classes of Shares by Directors

The Directors may treat two or more or all of the Classes of Shares as forming one class of Shares if the Directors consider that such Classes of Shares would be affected by the proposed variation in the same way.

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17.3	Effect of Share issue on class rights

The rights attached to any Class of Shares are not taken to be varied by:

17.3.1	the creation or issue of further Shares ranking equally with them unless expressly provided by the terms of the issue of the Shares of that Class; or

17.3.2	the reduction of capital paid up on such Shares or by the repurchase, redemption or surrender of any Shares in accordance with the Companies Act and these Articles.

17.4	Class meetings

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to any Class meeting, except that the quorum shall be one or more Members that together hold at least one-third of the Shares of that Class.

18.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, the Company:

18.1.1	is not required to recognise a person as holding any Share on any trust, even if the Company has notice of the trust; and

18.1.2	is not required to recognise, and is not bound by, any interest in or claim to any Share, except for the registered holder’s absolute legal ownership of the Share, even if the Company has notice of that interest or claim.

19.	LIEN ON SHARES

19.1	Lien on Shares generally

The Company shall have a first and paramount lien on all Shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or amounts payable to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time determine any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share is released if a transfer of that Share is registered.

19.2	Enforcement of lien by sale

The Company may sell, on such terms and in such manner as the Directors think fit, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within 14 Clear Days after notice has been given by the Company to the holder of the Share (or to any other person entitled by transmission to the Shares) demanding payment of that amount and giving notice of intention to sell the Share if such payment is not made.

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19.3	Completion of sale under lien

19.3.1	To give effect to a sale of Shares under a lien the Directors may:

(a)	in the case of certificated Shares, authorise any person to execute an instrument of transfer in respect of the Shares to be sold to, or in accordance with the directions of, the relevant purchaser;

(b)	in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3.1 (f) to effect a transfer of Shares; and

(c)	if the Shares are represented by a Depository Interest, exercise any of the Company’s powers under Article 10.5 to effect the sale of such Shares to, or in accordance with the directions of the purchaser.

19.3.2	The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of any consideration provided for the Shares, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale or the exercise of the Company’s power of sale under these Articles.

19.4	Application of proceeds of sale

The net proceeds of a sale made under a lien after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person who was entitled to the Shares immediately prior to the sale.

20.	UNTRACED MEMBERS

20.1	Sale of Shares

20.1.1	The Company may sell at the best price reasonably obtainable any Share of a Member, or any Share to which a person is entitled by transmission, if:

(a)	during the period of six (6) years prior to the date of the publication of the advertisements referred to in this paragraph (a) (or, if published on different dates, the earlier or earliest of them):

(i)	no cheque, warrant or money order in respect of such Share sent by or on behalf of the Company to the Member or to the person entitled by transmission to the Share, at his address in the Register of Members or other address last known to the Company has been cashed; and

(ii)	no cash dividend payable on the Shares has been satisfied by the transfer of funds to a bank account of the Member (or person entitled by transmission to the share) or by transfer of funds by means of the Relevant System, and the Company has received no communication (whether in writing or otherwise) in respect of such Share from such Member or person, provided that during such six year period the Company has paid at least three cash dividends (whether interim or final) in respect of Shares of the Class in question and no such dividend has been claimed by the person entitled to such Share;

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(b)	on or after the expiry of such six year period the Company has given notice of its intention to sell such Share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the Share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

(c)	such advertisements, if not published on the same day, are published within 30 days of each other;

(d)	during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph (a) concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such Share from the Member or person entitled by transmission.

20.1.2	lf during such six year period, or during any subsequent period ending on the date when all the requirements of Article 20.1.1 have been met in respect of any Shares, any additional Shares have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of Article 20.1.1 have been satisfied with regard to such additional Shares, the Company may also sell the additional Shares.

20.1.3	To give effect to a sale pursuant to Article 20.1.1 or 20.1.2, the Directors may:

(a)	in the case of certificated Shares, authorise a person to execute an instrument of transfer of Shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct;

(b)	in the case of uncertificated Shares, exercise any power conferred on them by Article 9.3.1 (f) to effect a transfer of the Shares; and

(c)	if the Share is represented by a Depository Interest, exercise any of the Company’s powers under Article 10.5 to effect the sale of the Share to, or in accordance with the directions of, the purchaser.

20.1.4	The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at Article 20.1.3 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the Shares to which it relates.

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20.2	Application of sale proceeds

The Company shall account to the Member or other person entitled to such Share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such Member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Directors may think fit. No interest shall be payable to such Member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

21.	ALTERATION OF SHARE CAPITAL

21.1	Increase, consolidation, subdivision and cancellation

21.1.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum, to be divided into Shares of such Classes and amounts as the resolution shall prescribe;

(b)	consolidate, or consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of a smaller amount than is fixed by the Memorandum; and

(d)	cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

21.1.2	All new Shares created in accordance with the provisions of this Article shall be subject to the same provisions of these Articles with reference to liens, transfer, transmission and otherwise as the Shares in the original share capital.

21.2	Dealing with fractions resulting from consolidation or subdivision of Shares

21.2.1	Whenever, as a result of a consolidation or subdivision of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as they think fit, including (without limitation):

(a)	selling the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Companies Act, the Company); and

(b)	distributing the net proceeds in due proportion among those Members (except that if the amount due to a person is less than US$5.00, or such other sum as the Directors may decide, the Company may retain such sum for its own benefit).

21.2.2	For the purposes of this Article, the Directors may:

(a)	in the case of certificated Shares, authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser;

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(b)	in the case of uncertificated Shares, exercise any power conferred on it by Article 9.3.1 (f) to effect a transfer of the Shares; and.

(c)	if the Share is represented by a Depository Interest, exercise any of the Company’s powers under Article 10.5to effect the sale of the Share to, or in accordance with the directions of, the purchaser.

21.2.3	The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of any sale undertaken pursuant to this Article.

21.3	Reduction of Share Capital

Subject to the provisions of the Companies Act and to any rights attached to any Shares, the Company may by Special Resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

22.	GENERAL MEETINGS

22.1	Annual general meetings and general meetings

22.1.1	The Company shall hold an annual general meeting in each calendar year, which shall be convened by the Directors, in accordance with these Articles, but so that the maximum period between such annual general meetings shall not exceed fifteen (15) months.

22.1.2	All general meetings other than annual general meetings shall be called general meetings.

22.2	Convening of general meetings

The Directors may convene a general meeting of the Company whenever the Directors think fit, and must do so if required to do so pursuant to a valid Members’ requisition.

22.3	Members’ requisition

A Members’ requisition is a requisition of Members of the Company holding at the date of deposit of the requisition at the Registered Office not less than twenty-five percent (25%) in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

22.4	Requirements of Members’ requisition

22.4.1	The requisition must state the objects of the general meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

22.4.2	If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 days, the requisitionists, or any of them representing a majority of the total voting rights of all of them, may themselves convene a general meeting of the Company, but any meeting so convened shall not be held after the expiration of three months after the expiration of such 21 day period.

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22.4.3	A general meeting convened in accordance with this Article by requisitionists shall be convened (insofar as is possible) in the same manner as that in which general meetings are to be convened by Directors and the Directors shall, upon demand, provide the names and addresses of each Member to the requisitionists for the purpose of convening such meeting.

23.	NOTICE OF GENERAL MEETINGS

23.1	Length and form of notice and persons to whom notice must be given

23.1.1	At least 5 Clear Days’ notice shall be given of any annual general meeting or general meeting of the Company.

23.1.2	Subject to the Companies Act and notwithstanding that it is convened by shorter notice than that specified in Article 23.1.1, a general meeting shall be deemed to have been duly convened if it is so agreed in the case of all meetings by ninety percent (90%) of all the Members entitled to attend and vote at the meeting.

23.1.3	The notice of meeting shall specify:

(a)	whether the meeting is an annual general meeting or a general meeting;

(b)	the place, the day and the time of the meeting;

(c)	subject to the requirements of (to the extent applicable) the Exchange Rules and/or the Exchange, the general nature of the business to be transacted;

(d)	if the meeting is convened to consider a Special Resolution, the intention to propose the resolution as such; and

(e)	with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

23.1.4	The notice of meeting:

(a)	shall be given to the Members (other than a Member who, under these Articles or any restrictions imposed on any Shares, is not entitled to receive notice from the Company), to each Director and alternate Director, to the Auditor and to such other persons as may be required by the Exchange Rules and/or the Exchange; and

(b)	may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting.

23.1.5	The Directors may determine that the Members entitled to receive notice of a meeting are those persons entered on the Register of Members at the close of business on a day determined by the Directors.

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23.2	Omission or non-receipt of notice or instrument of proxy

The accidental omission to send or give notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

24.	PROCEEDINGS AT GENERAL MEETINGS

24.1	Requirement and number for a quorum

No business shall be transacted at any general meeting of the Company unless a quorum of Members is present at the time when the meeting proceeds to business. At a general meeting of the Company to (i) consider or adopt a Special Resolution, one or more Members present in person or by proxy holding shares conferring upon the relevant Members at least sixty seven percent (67%) of the votes eligible to be cast at any general meeting of the Company shall be a quorum, and (ii) consider or adopt any other resolution or to take any other action, one or more Members present in person or by proxy holding shares conferring upon the relevant Members at least a majority of the votes eligible to be cast at any general meeting of the Company shall be a quorum.

24.2	General meetings by telephone or other communications device

A general meeting may be held by means of any telephone, electronic or other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by resolution of the Members present, the meeting shall be deemed to be held at the place where the chairman is physically present.

24.3	Adjournment if quorum not present

If within thirty (30) minutes after the time appointed for a general meeting a quorum is not present (or if during such a meeting a quorum ceases to be present), the meeting:

24.3.1	if convened upon the requisition of Members, shall be dissolved; and

24.3.2	in any other case, stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting the Members present shall be a quorum.

24.4	Appointment of chairman of general meeting

24.4.1	If the Directors have elected one of their number as chairman of their meetings that person shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if the elected chairman is not present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

24.4.2	If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

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24.5	Orderly conduct

The chairman shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

24.6	Entitlement to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company. The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

24.7	Adjournment of general meeting

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

24.8	Voting on a show of hands

24.8.1	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded.

24.8.2	Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s book containing the minutes of proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state, and it is not necessary to prove, the number or proportion of the votes recorded in favour of or against the resolution.

24.9	When a poll may be demanded

A poll may only be demanded:

24.9.1	before the show of hands on that resolution is taken;

24.9.2	before the result of the show of hands on that resolution is declared; or

24.9.3	immediately after the result of the show of hands on that resolution is declared.

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24.10	Demand for poll

24.10.1	A poll may be demanded by either:

(a)	the chairman of the meeting;

(b)	at least five (5) Members entitled to vote at the meeting;

(c)	a Member or Members representing in aggregate not less than ten percent (10%) of the total voting rights of all the Members having the right to vote at the meeting; or

(d)	a Member or Members holding Shares conferring a right to vote on the resolution on which an aggregate sum has been paid up equal to not less than ten percent (10%) of the total sum paid up on all the Shares conferring that right.

24.10.2	A demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

24.11	Voting on a poll

If a poll is properly demanded:

24.11.1	it must be taken in the manner and at the date and time directed by the chairman;

24.11.2	on the election of a chairman or on a question of adjournment, it must be taken immediately;

24.11.3	the result of the poll is a resolution of the meeting at which the poll was demanded; and

24.11.4	the demand may be withdrawn.

24.12	No casting vote for chairman

If there is an equality of votes either on a show of hands or on a poll, the chairman is not entitled to a second or casting vote in addition to any other vote he may have or be entitled to exercise.

25.	VOTES OF MEMBERS

25.1	Written resolutions of Members

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held. A resolution in writing is adopted when all Members entitled to do so have signed it.

25.2	Registered Members to vote

No person shall be entitled to vote at any general meeting unless he is registered as a Member in the Register of Members on the record date for such meeting.

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25.3	Voting rights

Subject to any rights and restrictions for the time being attached to any Class or Classes of Shares or any applicable Weighted Voting Provisions, every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company shall be entitled to exercise the voting power conferred upon such Member by the Shares held by him. If there are any rights and restrictions for the time being attached to any Class or Classes of Shares or any applicable Weighted Voting Provisions then in effect, then such rights, restrictions or Weighted Voting Provisions shall be applied and given effect to on any vote:

25.4	Voting rights of joint holders

If a Share is held jointly and more than one of the joint holders votes in respect of that Share, only the vote of the joint holder whose name appears first in the Register of Members in respect of that Share counts.

25.5	Voting rights of Members incapable of managing their affairs

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote whether on a show of hands or on a poll by his receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy.

25.6	Voting restriction on an outstanding call

Unless the Directors decide otherwise, no Member shall be entitled to be present or vote at any general meeting either personally or by proxy until he has paid all calls due and payable on every Share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

25.7	Objection to error in voting

25.7.1	An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting:

(a)	may not be raised except at that meeting or adjourned meeting; and

(b)	must be referred to the chairman of the meeting whose decision is final.

25.7.2	If any objection is raised to the right of a person to vote and the chairman disallows the objection then the vote cast by that person is valid for all purposes.

26.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS

26.1	How Members may attend and vote

26.1.1	Subject to these Articles, each Member entitled to vote at a general meeting may attend and vote at the general meeting:

(a)	in person, or where a Member is a company or non-natural person, by a duly authorised representative; or

(b)	by one or more proxies.

26.1.2	A proxy or a duly authorised representative may, but not need be, a Member of the Company.

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26.2	Appointment of proxies

26.2.1	The instrument appointing a proxy shall be in writing and be executed by or on behalf of the Member appointing the proxy.

26.2.2	A corporation may execute an instrument appointing a proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person.

26.2.3	A Member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one Share.

26.2.4	The appointment of a proxy shall not preclude a Member from attending and voting at the meeting or any adjournment of it.

26.3	Form of instrument of proxy

The instrument appointing a proxy may be in any usual or common form (or in any other form approved by the Directors or prescribed by the Exchange) and may be expressed to be for a particular general meeting (or any adjournment of a general meeting) or generally until revoked.

26.4	Authority under instrument of proxy

The instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote, on a poll, on a resolution as a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit.

26.5	Receipt of proxy appointment

The instrument appointing a proxy and any authority under which it is executed shall be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting (or in any instrument of proxy sent out by the Company) prior to the time set out in such notice or instrument (or if no such time is specified, no later than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting). Notwithstanding the foregoing, the chairman may, in any event, at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

26.6	Uncertificated Proxy Instruction

In relation to any Shares which are held by means of a Relevant System, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction. The Directors may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. Notwithstanding any other provision in these Articles, the Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a Share as sufficient evidence of the authority of the persons sending that instruction to send it on behalf of the holder.

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26.7	Validity of votes cast by proxy

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the proxy is appointed unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which the proxy voted.

26.8	Corporate representatives

A corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any Class of Shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual Member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by a Director may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

26.9	Clearing Houses and Depositories

If a Clearing House or a Depository (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any separate meeting of the holders of any Class of Shares provided that, if more than one person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House or the Depository (or its nominee(s)) as if such person was the registered holder of the Shares of the Company held by the Clearing House or the Depository (or its nominee(s)).

26.10	Termination of proxy or corporate authority

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one hour before the time appointed for taking the poll.

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26.11	Amendment to resolution

26.11.1	If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

26.11.2	ln the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight (48) hours hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

26.12	Shares that may not be voted

Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any general meeting or Class meeting (as applicable) and shall not be counted in determining the total number of outstanding Shares at any given time.

27.	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

27.1	Number of Directors

The Company may from time to time by Ordinary Resolution establish or vary a maximum and/or minimum number of Directors. Unless otherwise determined by the Company by Ordinary Resolution the number of Directors (other than alternate Directors) shall be not less than one and there shall be no maximum number of Directors.

27.2	No shareholding qualification

The Company may by Ordinary Resolution fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

27.3	Appointment of Directors

The Company may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles. The first Director(s) shall be determined in writing by, or appointed by a resolution of, the Subscriber.

27.3.1	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Directors shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

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27.3.2	Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting. Such person shall not be taken into account in determining the number or identity of Directors who are to retire by rotation at such meeting.

27.4	Appointment of executive Directors

The Directors may appoint one or more of its members to an executive office or other position of employment with the Company for such term and on any other conditions the Directors think fit. The Directors may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

27.5	Rotational retirement at annual general meeting

27.5.1	Each Director is subject to retirement by rotation in accordance with these Articles, subject to Article 27.3.2.

27.5.2	At each annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three nor a multiple of three, the number nearest to but not exceeding one-third, shall retire from office. lf there are fewer than three Directors who are subject to retirement by rotation, one of them shall retire from office at the annual general meeting.

27.5.3	Subject to these Articles, the Directors to retire by rotation at each annual general meeting shall be, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Directors at the start of business seven days before the date of the notice convening the annual general meeting notwithstanding any change in the number or identity of the Directors after that time but before the close of the meeting.

27.5.4	lf the Directors so decide, one or more other Directors selected by the Directors may also retire at an annual general meeting as if any such other Director was also retiring by rotation at that meeting in accordance with these Articles.

27.6	Position of retiring Director

27.6.1	A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-appointed. lf he is not re-appointed or deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

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27.6.2	At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost.

27.7	No age limit

27.7.1	No person shall be disqualified from being appointed or re-appointed as a Director and no Director shall be requested to vacate that office by reason of his attaining the age of seventy or any other age.

27.7.2	It shall not be necessary to give special notice of any resolution appointing, re-appointing or approving the appointment of a Director by reason of his age.

27.8	Removal of Directors by Ordinary Resolution

27.8.1	The Company may:

(a)	by Ordinary Resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

(b)	by Ordinary Resolution appoint another person who is willing to act to be a Director in his place (subject to these Articles).

27.8.2	Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

27.9	Other circumstances in which a Director ceases to hold office

27.9.1	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise) a Director ceases to hold office as a Director if:

(a)	he resigns as Director by notice in writing delivered to the Directors or to the Registered Office or tendered at a meeting of Directors;

(b)	he is not present personally or by proxy or represented by an alternate Director at meetings of the Directors for a continuous period of 6 months without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

(c)	he only held office as a Director for a fixed term and such term expires;

(d)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

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(e)	he is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director;

(f)	an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Directors resolve that his office be vacated;

(g)	he is removed from office by notice in writing addressed to him at his address as shown in the Company’s register of directors and signed by all the other Directors (without prejudice to any claim for damages which he may have for breach of contract against the Company); or

(h)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and the Directors resolve that his office be vacated.

27.9.2	A Resolution of the Directors declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

28.	ALTERNATE DIRECTORS

28.1	Appointment

28.1.1	A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Directors and willing to act, to be his alternate by notice in writing delivered to the Directors or to the Registered Office, or in any other manner approved by the Directors.

28.1.2	The appointment of an alternate Director who is not already a Director shall require the approval of either a majority of the Directors or the Directors by way of a Directors’ resolution.

28.1.3	An alternate Director need not hold a Share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

28.2	Responsibility

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

28.3	Participation at Directors’ meetings

An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive notice of all meetings of the Directors and all committees of the Directors of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director). A Director acting as alternate Director shall have a separate vote at Directors’ meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

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28.4	lnterests

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

28.5	Termination of appointment

An alternate Director shall cease to be an alternate Director:

28.5.1	if his appointor revokes his appointment by notice delivered to the Directors or to the Registered Office or in any other manner approved by the Directors; or

28.5.2	if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of the alternate Director which was in force immediately before his retirement shall remain in force; or

28.5.3	if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.

29.	POWERS OF DIRECTORS

29.1	General powers to manage the Company’s business

29.1.1	Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

29.1.2	The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2	Signing of cheques

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

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29.3	Retirement payments and other benefits

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4	Borrowing powers of Directors

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking and property and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30.	PROCEEDINGS OF DIRECTORS

30.1	Directors’ meetings

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

30.2	Voting

Questions arising at any Directors’ meeting shall be decided by a simple majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3	Notice of a Directors’ meeting

A Director or an alternate Director may, or any other officer of the Company at the request of a Director or alternate Director shall, call a meeting of the Directors by not less than twenty-four (24) hours’ notice. Notice of a meeting of the Directors must specify the time and place of the meeting and the general nature of the business to be considered, and shall be deemed to be given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. A Director may waive the requirement that notice of any Directors’ meeting be given to him, either at, before or after the meeting.

30.4	Failure to give notice

A Director or alternate Director who attends any Directors’ meeting waives any objection that he or she may have to any failure to give notice of that meeting. The accidental failure to give notice of a Directors’ meeting to, or the non-receipt of notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at that meeting or any resolution passed at that meeting.

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30.5	Quorum

No business shall be transacted at any meeting of the Directors unless a quorum is present. The quorum may be fixed by the Directors, and unless so fixed shall be two (2) if there are two or more Directors, and shall be one if there is only one Director. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

30.6	Power to act notwithstanding vacancies

The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in that number, or for calling a general meeting of the Company.

30.7	Chairman to preside

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

30.8	Validity of acts of Directors in spite of a formal defect

All acts done by a meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified from holding office (or had vacated office) or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be and had been entitled to vote.

30.9	Directors’ meetings by telephone or other communication device

A meeting of the Directors (or committee of Directors) may be held by means of any telephone, electronic or such other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is physically present.

30.10	Written resolutions of Directors

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. A resolution in writing is adopted when all the Directors (whether personally, by an alternate Director or by a proxy) have signed it.

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30.11	Appointment of a proxy

A Director but not an alternate Director may be represented at any meeting of the Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director. The authority of any such proxy shall be deemed unlimited unless expressly limited in the written instrument appointing him.

30.12	Presumption of assent

A Director (or alternate Director) present at a meeting of Directors is taken to have cast a vote in favour of a resolution of the Directors unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the chairman or secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of a resolution of the Directors.

30.13	Directors’ interests

30.13.1	Subject to the provisions of the Companies Act and provided that he has declared to the Directors the nature and extent of any personal interest of his in a matter, transaction or arrangement, a Director or alternate Director notwithstanding his office may:

(a)	hold any office or place of profit in the Company, except that of Auditor;

(b)	hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind;

(c)	enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(d)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as Auditor;

(e)	sign or participate in the execution of any document in connection with matters related to that interest;

(f)	participate in, vote on and be counted in the quorum at any meeting of the Directors that considers matters relating to that interest; and

(g)	do any of the above despite the fiduciary relationship of the Director’s office:

(i)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)	without affecting the validity of any contract, transaction or arrangement.

30.13.2	For the purposes of this Article, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any matter, transaction or arrangement for which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such matter, transaction or arrangement of the nature and extent so specified.

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30.14	Minutes of meetings to be kept

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at general and Class meetings of the Company and meetings of the Directors or committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

31.	DELEGATION OF DIRECTORS’ POWERS

31.1	Power of Directors to delegate

The Directors may:

31.1.1	delegate any of their powers, authorities and discretions to any committee of the Directors consisting of one or more Directors and (if the Directors think fit) to one or more other persons in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the Directors think fit;

31.1.2	authorise any person to whom powers, authorities and discretions are delegated under this Article by the Directors to further delegate some or all of those powers, authorities and discretions;

31.1.3	delegate their powers, authorities and discretions under this Article either collaterally with or to the exclusion of their own powers, authorities and discretions; and

31.1.4	at any time revoke any delegation made under this Article by the Directors in whole or in part or vary its terms and conditions.

31.2	Delegation to Committees

A committee to which any powers, authorities and discretions have been delegated under the preceding Article must exercise those powers, authorities and discretions in accordance with the terms of delegation and any other regulations that may be imposed by the Directors on that committee. The proceedings of a committee of the Directors must be conducted in accordance with any regulations imposed by the Directors, and, subject to any such regulations, to the provisions of these Articles dealing with proceedings of Directors insofar as they are capable of applying.

31.3	Delegation to executive Directors

The Directors may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Directors may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Directors to exercise the delegated powers, authorities or discretions collaterally with the Director. The Directors may at any time revoke the delegation or alter its terms and conditions.

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31.4	Delegation to local boards

31.4.1	The Directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

31.4.2	The Directors may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

31.4.3	Any appointment or delegation under this Article may be made on such terms and subject to such conditions as the Directors think fit and the Directors may remove any person so appointed, and may revoke or vary any delegation.

31.5	Appointing an attorney, agent or authorised signatory of the Company

31.5.1	The Directors may by power of attorney or otherwise appoint any person to be the attorney, agent or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit.

31.5.2	Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney, agent or authorised signatory as the Directors think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in such person.

31.6	Officers

The Directors may appoint such officers (including a Secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors think fit. Unless otherwise specified in the terms of his appointment, an officer may be removed from that office by resolution of the Directors or by Ordinary Resolution.

32.	DIRECTORS’ RENUMERATION, EXPENSES AND BENEFITS

32.1	Fees

The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Directors may decide. The aggregate fees shall be divided among the Directors in such proportions as the Directors may decide or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

32.2	Expenses

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any Class of Shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent professional advice in connection with the discharge of such duties.

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32.3	Remuneration of executive Directors

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Directors (including, for the avoidance of doubt, by the Directors acting through a duly authorised Directors’ committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

32.4	Special remuneration

A Director who, at the request of the Directors, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairman of the board of Directors, services as a member of any committee of the Directors and services which the Directors consider to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Directors (including, for the avoidance of doubt, the Directors acting through a duly authorised Directors’ committee) may decide.

32.5	Pensions and other benefits

The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Undertaking, a company which is or was allied to or associated with the Company or with a Group Undertaking or a predecessor in business of the Company or of a Group Undertaking (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the Directors may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Directors may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

33.	SEAL

33.1	Directors to determine use of Seal

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used with the authority of the Directors or a committee of the Directors established for such purpose. Every document to which the Seal is affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for that purpose unless the Directors decide that, either general or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

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33.2	Duplicate Seal

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

34.	DIVIDENDS, DISTRIBUTIONS AND RESERVES

34.1	Declaration

Subject to the Companies Act and these Articles, the Directors may declare dividends and distributions on any one or more Classes of Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account, or as otherwise permitted by the Companies Act.

34.2	lnterim dividends

Subject to the Companies Act, the Directors may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Directors to be available for distribution. lf at any time the share capital of the Company is divided into different Classes, the Directors may pay such interim dividends on Shares which rank after Shares conferring preferential rights with regard to dividend as well as on Shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. lf the Directors act in good faith, they shall not incur any liability to the holders of Shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any Shares ranking after those with preferential rights.

34.3	Entitlement to dividends

34.3.1	Except as otherwise provided by these Articles or the rights attached to Shares:

(a)	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the Shares on which the dividend is paid; and

(b)	dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the Shares during any portion or portions of the period in respect of which the dividend is paid, but if any Share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

34.3.2	Except as otherwise provided by these Articles or the rights attached to Shares:

(a)	a dividend may be paid in any currency or currencies decided by the Directors; and

(b)	the Company may agree with a Member that any dividend declared or which may become due in one currency will be paid to the Member in another currency, for which purpose the Directors may use any relevant exchange rate current at any time as the Directors may select for the purpose of calculating the amount of any Member’s entitlement to the dividend.

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34.4	Payment methods

34.4.1	The Company may pay a dividend, interest or other amount payable in respect of a Share in cash or by cheque, warrant or money order or by a bank or other funds transfer system or (in respect of any uncertificated Share or any Share represented by a Depository Interest) through the Relevant System in accordance with any authority given to the Company to do so (whether in writing, through the Relevant System or otherwise) by or on behalf of the Member in a form or in a manner satisfactory to the Directors. Any joint holder or other person jointly entitled to a Share may give an effective receipt for a dividend, interest or other amount paid in respect of such Share.

34.4.2	The Company may send a cheque, warrant or money order by post:

(a)	in the case of a sole holder, to his registered address;

(b)	in the case of joint holders, to the registered address of the person whose name stands first in the Register of Members;

(c)	in the case of a person or persons entitled by transmission to a Share, as if it were a notice given in accordance with Article 14; or

(d)	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

34.4.3	Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. lf payment is made by a bank or other funds transfer or through the Relevant System, the Company shall not be responsible for amounts lost or delayed in the course of transfer. lf payment is made by or on behalf of the Company through the Relevant System:

(a)	the Company shall not be responsible for any default in accounting for such payment to the Member or other person entitled to such payment by a bank or other financial intermediary of which the Member or other person is a customer for settlement purposes in connection with the Relevant System; and

(b)	the making of such payment in accordance with any relevant authority referred to in Article 34.4.1 above shall be a good discharge to the Company.

34.4.4	The Directors may:

(a)	lay down procedures for making any payments in respect of uncertificated Shares through the Relevant System;

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(b)	allow any holder of uncertificated Shares to elect to receive or not to receive any such payment through the Relevant System; and

(c)	lay down procedures to enable any such holder to make, vary or revoke any such election.

34.4.5	The Directors may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a Share until he has provided any evidence of his entitlement that the Directors may reasonably require.

34.5	Deductions

The Directors may deduct from any dividend or other amounts payable to any person in respect of a Share all such sums as may be due from him to the Company on account of calls or otherwise in relation to any Shares.

34.6	Interest

No dividend or other money payable in respect of a Share shall bear interest against the Company, unless otherwise provided by the rights attached to the Share.

34.7	Unclaimed dividends

All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a Share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of three (3) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

34.8	Uncashed dividends

lf, in respect of a dividend or other amount payable in respect of a Share:

34.8.1	a cheque, warrant or money order is returned undelivered or left uncashed; or

34.8.2	a transfer made by or through a bank transfer system and/or other funds transfer system(s) (including, without limitation, the Relevant System in relation to any uncertificated Shares) fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such Share to such person until he notifies the Company of an address or account to be used for such purpose.

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34.9	Dividends in kind

The Directors may direct that any dividend or distribution shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up Shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Directors may settle it as it thinks fit. ln particular (without limitation), the Directors may:

34.9.1	issue fractional certificates or ignore fractions;

34.9.2	fix the value for distribution of any assets, and may determine that cash shall be paid to any Member on the footing of the value so fixed in order to adjust the rights of Members; and

34.9.3	vest any assets in trustees on trust for the persons entitled to the dividend.

34.10	Scrip dividends

34.10.1	The Directors may offer any holders of ordinary Shares the right to elect to receive ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Directors) of any dividend specified by the Ordinary Resolution, subject to the Companies Act and to the provisions of this Article.

34.10.2	The Directors may make any provision they consider appropriate in relation to an allotment made or to be made pursuant to this Article (whether before or after the passing or the Ordinary Resolution referred to in Article 34.10.1), including (without limitation):

(a)	the giving of notice to holders of the right of election offered to them;

(b)	the provision of forms of election and/or a facility and a procedure for making elections through the Relevant System (whether in respect of a particular dividend or dividends generally);

(c)	determination of the procedure for making and revoking elections;

(d)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective;

(e)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned); and

(f)	the exclusion from any offer of any holders of ordinary Shares where the Directors consider that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

34.10.3	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary Shares in respect of which a valid election has been made (the “elected ordinary Shares”). Instead additional ordinary Shares shall be allotted to the holders of the elected ordinary Shares on the basis of allotment determined under this Article. For such purpose, the Directors may capitalise out of any amount for the time being standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the additional ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary Shares for allotment and distribution to the holders of the elected ordinary Shares on that basis.

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34.10.4	The additional ordinary Shares when allotted shall rank equally in all respects with the fully paid ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other entitlement which has been declared, paid or made by reference to such record date.

34.10.5	The Directors may:

(a)	do all acts and things which it considers necessary or expedient to give effect to any such capitalisation, and may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and incidental matters and any agreement so made shall be binding on all concerned;

(b)	establish and vary a procedure for election mandates in respect of future rights of election and determine that every duly effected election in respect of any ordinary Shares shall be binding on every successor in title to the holder of such Shares; and

(c)	terminate, suspend or amend any offer of the right to elect to receive ordinary Shares in lieu of any cash dividend at any time and generally implement any scheme in relation to any such offer on such terms and conditions as the Directors may from time to time determine and take such other action as the Directors may deem necessary or desirable from time to time in respect of any such scheme.

34.11	Reserves

The Directors may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Directors’ discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Directors thinks fit. The Directors may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Directors may also carry forward any profits without placing them to reserve.

34.12	Capitalisation of profits and reserves

The Directors may, with the authority of an Ordinary Resolution:

34.12.1	subject to this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not available for distribution) or any sum standing to the credit of any reserve or fund of the Company (including any share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

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34.12.2	appropriate the sum resolved to be capitalised to the holders of ordinary Shares in proportion to the nominal amounts of the Shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the Shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those holders of ordinary Shares or as the Directors may direct, in those proportions, or partly in one way and partly in the other, but so that the share premium account, the capital redemption reserve and any profits or reserves which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

34.12.3	resolve that any Shares so allotted to any Member in respect of a holding by him of any partly paid Shares shall, so long as such Shares remain partly paid, rank for dividend only to the extent that such partly paid Shares rank for dividend;

34.12.4	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of fractions to the Company rather than to the holders concerned) or by payment in cash or otherwise as the Directors may determine in the case of Shares or debentures becoming distributable in fractions;

34.12.5	authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for either:

(a)	the allotment to them respectively, credited as fully paid, of any further Shares or debentures to which they are entitled upon such capitalisation; or

(b)	the payment up by the Company on behalf of such Members by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing Shares, and so that any such agreement shall be binding on all such Members; and

34.12.6	generally do all acts and things required to give effect to such resolution.

35.	SHARE PREMIUM ACCOUNT

35.1	Directors to maintain share premium account

The Directors shall establish a share premium account in accordance with the Companies Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Companies Act.

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35.2	Debits to share premium account

35.2.1	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Companies Act.

35.2.2	Notwithstanding Article 35.2.1 above, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Companies Act, out of capital.

36.	DISTRIBUTION PAYMENT RESTRICTIONS

Notwithstanding any other provision of these Articles, the Company shall not be obliged to make any payment to a Member in respect of a dividend, repurchase, redemption or other distribution if the Directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti-money laundering laws or regulations) or such refusal is required by the laws and regulations governing the Company or its service providers.

37.	BOOKS OF ACCOUNT

37.1	Books of account to be kept

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the affairs of the Company and to explain its transactions.

37.2	Inspection by Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them will be open to the inspection of Members (not being Directors). No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act by order of the court or authorised by the Directors or by Ordinary Resolution.

37.3	Accounts required by law

The Directors shall cause to be prepared and to be laid before the Company at each annual general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

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37.4	Retention of records

All books of account maintained by the Company shall be retained for a period of at least five years, or such longer period required by any applicable law or regulation from time to time.

38.	AUDIT

38.1	Appointment of Auditor

The Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

38.2	Rights of Auditor

The Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

38.3	Reporting requirements of Auditor

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any other time during their term of office, upon request of the Directors or any general meeting of the Company.

39.	NOTICES

39.1	Forms of notices

39.1.1	Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice, except that a notice to a holder of any uncertificated Shares or given in respect of any such Shares may be given electronically through the Relevant System (if permitted by, and subject to, the facilities and requirements of the Relevant System and subject to compliance with any relevant requirements of the Exchange Rules and/or the Exchange).

39.1.2	ln this Article “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications.

39.2	Service on Members

39.2.1	A notice or other document may be given by the Company to any Member either personally or by sending it by post in a pre-paid envelope addressed to such Member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the Company by the Member, or by any other means authorised in writing by the Member concerned or (in the case of a notice to a Member holding uncertificated Shares) by transmitting the notice through the Relevant System.

39.2.2	ln the case of joint holders of a Share, all notices and documents shall be given to the person whose name stands first in the Register of Members in respect of that Share. Notice so given shall be sufficient notice to all the joint holders.

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39.2.3	Any notice or other document to be given to a Member may be given by reference to the Register of Members as it stands at any time within the period of 21 days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Exchange Rules and/or the Exchange. No change in the Register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

39.2.4	lf on three consecutive occasions notices or other documents have been sent through the post to any Member at his registered address or his address for the service of notices but have been returned undelivered, such Member shall not be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address for the service of notices.

39.2.5	lf on three consecutive occasions notices or other documents have been sent using electronic communications to an address for the time being notified to the Company by the Member and the Company becomes aware that there has been a failure of transmission, the Company shall revert to giving notices and other documents to the Member by post or by any other means authorised in writing by the Member concerned. Such Member shall not be entitled to receive notices or other documents from the Company using electronic communications until he shall have communicated with the Company and supplied in writing a new address to which notices or other documents may be sent using electronic communications.

39.3	Evidence of giving notice

39.3.1	A notice or other document addressed to a Member at his registered address shall be, if sent by post or airmail, deemed to have been given at the time forty-eight (48) hours after posting if pre-paid as first class post and at the time 48 hours after posting if pre-paid as second class post. ln proving that notice has been given it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

39.3.2	A notice or other document address to a Member at an address to which notices may be sent using electronic communications shall be, if sent by electronic communications, deemed to have been given at the expiration of forty-eight (48) hours after the time it was sent.

39.3.3	A notice or document not sent by post but:

(a)	left at a registered address or address for giving notice in the jurisdictions(s) where the Exchange(s) has its registered office shall be deemed to be given on the day it is left; and

(b)	given through the Relevant System shall be deemed to be given when the Company or other relevant person acting on the Company’s behalf sends the relevant instruction or other relevant message in respect of such notice.

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39.3.4	A Member present either in person or by proxy, or in the case of a corporate Member by a duly authorised representative, at any meeting of the Company or of the holders of any Class of Shares shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called.

39.4	Notice binding on transferees

A person who becomes entitled to a Share by transfer, transmission or otherwise shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

39.5	Notice to persons entitled by transmission

A notice or other document may be given by the Company to a person entitled by transmission to a Share in consequence of the death or bankruptcy of a Member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a Member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, to the address to which notices have been requested to be sent for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the event giving rise to the transmission had not occurred. The giving of notice in accordance with this Article shall be sufficient notice to all other persons interested in the Share.

40.	WINDING UP

40.1	Method of winding up

40.1.1	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.

40.1.2	If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company.

40.1.3	This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

40.2	Distribution of assets in a winding up

Subject to any rights or restrictions for the time being attached to any Class of Shares, on a winding up of the Company the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, distribute among the Members the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose:

40.2.1	decide how the assets are to be distributed as between the Members or different Classes of Members;

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40.2.2	value the assets to be distributed in such manner as the liquidator thinks fit; and

40.2.3	vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the Members entitled to the distribution of those assets as the liquidator sees fit, but so that no Member shall be obliged to accept any assets in respect of which there is any liability.

41.	INDEMNITY AND INSURANCE

41.1	Indemnity and limitation of liability of Directors and officers

41.1.1	To the maximum extent permitted by law, every current and former Director and officer of the Company (excluding an Auditor) (each an “Indemnified Person”), shall be entitled to be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses (each a “Liability”), which such Indemnified Person may incur in that capacity unless such Liability arose as a result of the actual fraud or wilful default of such person.

41.1.2	No Indemnified Person shall be liable to the Company for any loss or damage resulting (directly or indirectly) from such Indemnified Person carrying out his or her duties unless that liability arises through the actual fraud or wilful default of such Indemnified Person.

41.1.3	For the purpose of these Articles, no Indemnified Person shall be deemed to have committed “actual fraud” or “wilful default” until a court of competent jurisdiction has made a final, non-appealable finding to that effect.

41.2	Advance of legal fees

The Company shall advance to each Indemnified Person reasonable legal fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any such advance of expenses, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it is determined that the Indemnified Person was not entitled to indemnification under these Articles.

41.3	Indemnification to form part of contract

The indemnification and exculpation provisions of these Articles are deemed to form part of the employment contract or terms of appointment entered into by each Indemnified Person with the Company and accordingly are enforceable by such persons against the Company.

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41.4	Insurance

The Directors may purchase and maintain insurance for or for the benefit of any Indemnified Person including (without prejudice to the generality of the foregoing) insurance against any Liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or the exercise or purported exercise of their powers or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company.

42.	REQUIRED DISCLOSURE

If required to do so under the laws of any jurisdiction to which the Company (or any of its service providers) is subject, or in compliance with Exchange Rules of any Exchange, or to ensure the compliance by any person with any anti-money laundering legislation in any relevant jurisdiction, any Director, officer or service provider (acting on behalf of the Company) shall be entitled to release or disclose any information in its possession regarding the affairs of the Company or a Member, including, without limitation, any information contained in the Register of Members or subscription documentation of the Company relating to any Member.

43.	FINANCIAL YEAR

Unless the Directors resolve otherwise, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January in each year.

44.	TRANSFER BY WAY OF CONTINUATION

The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act.

45.	MERGERS AND CONSOLIDATIONS

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Companies Act), upon such terms as the Directors may determine.

46.	AMENDMENT OF MEMORANDUM AND ARTICLES

46.1	Power to change name or amend Memorandum

Subject to the Companies Act, the Company may, by Special Resolution:

46.1.1	change its name; or

46.1.2	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

46.2	Power to amend these Articles

Subject to the Companies Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

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47.	TAX TRANSPARENCY REPORTING

47.1	Each Member shall provide the Company on a timely basis with any documents, tax certifications, financial and other information (collectively “Tax Reporting Information”) as the Company may request in connection with the Company’s compliance with any legal and tax information reporting and exchange obligations applicable to it under the laws of the Cayman Islands or any other applicable jurisdiction (collectively, “Tax Reporting Obligations”), including, without limitation, any Tax Reporting Obligations under any Cayman Islands laws, regulations or guidance notes that give effect to: (i) the United States’ Foreign Account Tax Compliance Act; (ii) the Organisation for Economic Co-operation and Development’s Common Reporting Standard; and (iii) any additional inter-governmental agreement or treaty entered into by, or otherwise binding upon the Cayman Islands that provides for the exchange of tax information with another jurisdiction.

47.2	The Company shall have the power to release, report or otherwise disclose to the Department for International Tax Cooperation in the Cayman Islands (or any other authority as may be required under the Tax Reporting Obligations) any Tax Reporting Information provided by a Member to the Company and any other information held by the Company in respect of the Member’s investment in the Company, in connection with the Tax Reporting Obligations, including, without limitation, in relation to the identity, address, tax identification number, tax status and interest in the Company of the Member (and any of its direct or indirect owners or affiliates).

47.3	If a Member fails to provide the Company with any requested Tax Reporting Information on a timely basis and such failure results, or may result, in the Company’s inability to comply with its Tax Reporting Obligations or if the Company is otherwise unable to comply with its Tax Reporting Obligations as a result of the direct or indirect action (or inaction) of a Member, the Company may:

(a)	compulsorily repurchase some or all of such Member’s Shares without notice at a price per Share equal to the fair value of such Shares (as determined by the Directors) and may deduct or withhold from such redemption proceeds any penalty, debt, withholding or back up tax, costs, expenses, obligations, liabilities or other adverse consequences (collectively, “Tax Reporting Liabilities”) imposed on the Company, its Members and/or any of their respective directors, officers, employees, agents, managers, shareholders and/or partners as a result of such failure, action or inaction by such Member; and/or

(b)	re-designate, immediately and without consent, such Member’s Shares as belonging to a separate class and create a separate internal account in respect of such Shares so that any Tax Reporting Liabilities may be allocated solely to that class and debited from such class.

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